Exhibit 2.2

Amendment No. 1

Amendment No.1 dated as of December 12, 2007 (“this Amendment”) to an Agreement and Plan of Merger by and among NCO Group, Inc, Systems & Services Technologies Merger Corp., Systems & Services Technologies, Inc, and JPMorgan Chase Bank, National Association dated as of August 27, 2007 (the “Agreement”).

WHEREAS the parties entered into the Agreement on August 27, 2008 for the purpose of, among other things, allowing NCO Group, Inc to acquire Systems & Services Technologies, Inc. from JPMorgan Chase Bank, National Association, and

WHEREAS the parties to the Agreement now want to amend the terms of the Agreement to extend the time within which the parties have to close the transactions contemplated by the Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound have entered into this Amendment for the purpose of amending the Agreement as follows:

1.	All terms capitalized in this Amendment and not defined herein are used with the definitions assigned to them in the Agreement.

2.	Section 8.1 of the Agreement is hereby amended by deleting the date in the second line thereof of “December 15, 2007” and replacing it with “January 3, 2008.

3.	Except as amended hereby, the Agreement remains unchanged and in full force and effect.

4.	All references in the Agreement to “the Agreement”, “this Agreement” and words of like import shall be deemed to mean and refer to the Agreement as amended by this Amendment.

5.	This Amendment may be executed in two or more counterparts, any one of which need not contain the signature of all parties, but all of which counterparts when taken together shall constitute one and the same agreement. Facsimile signatures shall constitute original signatures for all purposes of this Amendment.

In Witness Whereof, the parties hereto have executed this Amendment by a duly authorized representative as of the date first above written.

NCO Group, Inc.

/s/ Steven L. Winokur

Name:	Steven L. Winokur
Title:	Executive Vice President

Systems & Services Technologies Merger Corp.

/s/ Steven L. Winokur

Name:	Steven L. Winokur
Title:	Executive Vice President

Systems & Services Technologies, Inc.

/s/ Glenn Estrella

Name:	Glenn Estrella
Title:	Chairman

JPMorganChase Chase Bank, National Association

/s/ Jason M. Orban

Name:	Jason M. Orban
Title:	SVP

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